UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2020

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company ad defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On January 30, 2020, World Wrestling Entertainment, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Company expects its full year 2019 Adjusted OIBDA to be approximately $180 million, which is at the low end of 2019 Adjusted OIBDA guidance of $180 million to $190 million previously provided by the Company in its earnings release for the quarter ended September 30, 2019, a copy of which the Company furnished as an exhibit to its Current Report on Form 8-K dated October 31, 2019 and which includes information regarding the reconciliation of such non-GAAP financial measure to its most directly comparable GAAP measure.

A copy of the Press Release is attached as Exhibit 99.1.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Press Release also announced the departures of Co-Presidents, Michelle Wilson and George Barrios, from the Company effective as of January 30, 2020 and that they will no longer serve on the Company’s Board of Directors.

In addition, the Company announced in the Press Release that Frank A. Riddick III has been appointed to serve as the Company’s interim Chief Financial Officer, effective January 30, 2020. Mr. Riddick will continue to serve on the Company’s board of directors, although he will no longer serve on the Audit Committee or Compensation Committee while serving as interim Chief Financial Officer. The Company has commenced a search for a permanent Chief Financial Officer. Biographical and other information, regarding Mr. Riddick is included in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 5, 2019, and is incorporated by reference herein. For his service as interim Chief Financial Officer, Mr. Riddick will receive compensation of $66,666.67 payable every two weeks. Mr. Riddick will not be eligible to receive health and welfare and other benefits generally available to other executive officers of the Company.

Mr. Riddick has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer or director of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Riddick that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

99.1Press Release dated January 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

Dated:	January 31, 2020	By:	/s/ Mark Kowal
Mark Kowal
Chief Accounting Officer and Senior Vice President, Controller